            American Century California Tax-Free and Municipal Funds

     PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 2, 2002
      This Proxy is solicited on behalf of the Board of Trustees/Directors

This proxy shall be voted on the Proposals described in the accompanying proxy statement as specified below. By signing below, I (we) appoint as proxies
Charles A. Etherington, Charles C.S. Park, and Anastasia H. Enneking, and each of them, as attorneys, with full power of substitution to vote for the undersigned all shares of common stock I (we) own in the fund(s). The authority
I am (we are) granting applies to the above-referenced meeting and any adjournments of that meeting, with all the power I (we) would have if personally present. The shares represented by this proxy shall be deemed to grant authority to vote FOR all proposals relating to the Company or the series or class, as applicable.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and either return it in the enclosed envelope to: American Century Investments, c/o Proxy
Tabulator, P.O. Box 9043, Smithtown, NY 11787-9831, or fax both sides to 1-888-
________. If you prefer, you can vote online at https://vote.proxy-direct.com.
This proxy will not be voted unless it is dated and signed exactly as instructed on this card.

                  VOTE VIA THE INTERNET: https://vote.proxy-direct.com

                  CONTROL NUMBER: 999 9999 9999 999

                  If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should
                  conform exactly to the name shown on this proxy card. If
                  shares are held by a corporation, partnership or similar
                  account, the name and the capacity of the individual signing the proxy card should be indicated - for example: "ABC Corp.,
                  John Doe, Treasurer."

                  __________________________________
                  Signature

                  __________________________________
                  Signature (if held jointly)

                  __________________________________
                  Date

FUNDNAME DROP-IN

Please vote by filling in the appropriate box below. If you do not mark one or more Proposals, your Proxy will be voted FOR each such proposal.

________ To vote FOR all Funds on all Proposals, mark this box. (No other vote is necessary)

1. Election of Trustees:   01 Albert Eisenstat       02 Ronald J. Gilson        03 Kathryn A. Hall
                           04 William M. Lyons       05 Myron S. Scholes        06 Kenneth E. Scott
                           07 James E. Stowers III   08 Jeanne D. Wohlers

         FOR ALL      WITHHOLD ALL      FOR ALL EXCEPT
         _______      ____________      ______________

         To withhold authority to vote for any nominee(s), mark "FOR ALL EXCEPT"
         and write the Nominee number(s) on the line provided: ________________

2. Approval of proposed Agreement and Plan of Reorganization and all transactions necessary to implement the Agreement as described in the proxy statement.

         FOR               AGAINST          ABSTAIN

                PLEASE SIGN AND DATE THE FRONT OF THIS CARD